UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 8, 2016

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

BAMKO, Inc. Acquisition

On March 8, 2016, Prime Acquisition I, LLC (“Prime”), a Delaware limited liability company and wholly-owned subsidiary of Superior Uniform Group, Inc., a Florida corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with BAMKO, Inc., a California corporation (“BAMKO”), and its shareholders. Pursuant to the Purchase Agreement, Prime acquired substantially all of BAMKO’s assets effective as of March 1, 2016.

The purchase price for the transaction consists of the following, in each case subject to adjustment in accordance with the terms of the Purchase Agreement: (a) approximately $15.8 million in cash, (b) the issuance of 323,844 shares of the Company’s common stock (representing approximately $5.5 million), (c) the potential future payment of up to $5.5 million in additional consideration through 2021 (the “Contingent Consideration”), and (d) Prime’s assumption of certain liabilities of BAMKO. The transaction also includes the acquisition of BAMKO’s subsidiaries in Hong Kong, China, Brazil and England as well as an affiliate in India.

The BAMKO asset acquisition was funded by the Company and Prime with available cash and borrowings under the Credit Facilities described below.

Of the 323,844 shares of the Company’s common stock issued to BAMKO, approximately 176,642 are subject to vesting conditions specified in the Purchase Agreement. Assuming that all vesting conditions are met, the unvested shares will vest in increments of 20% each on the first and each subsequent anniversary of the closing date.

Payment of the Contingent Consideration is subject to a number of conditions, including the acquired business exceeding specified earnings targets, and is subject to acceleration upon the occurrence of certain events specified in the Purchase Agreement. As part of the transaction, Prime is assuming BAMKO’s obligations under leases related to several BAMKO facilities, certain liabilities with respect to BAMKO employees, as well as other liabilities specified in the Purchase Agreement.

The Purchase Agreement contains negotiated representations, warranties, covenants and indemnification provisions by the parties, which are believed to be customary for transactions of this type. The obligations of BAMKO and its shareholders arising from breaches of representations or warranties, and their indemnification obligations, in specified cases only apply with respect to aggregate liabilities in excess of specified thresholds, are generally subject to an indemnification cap of $5.0 million and are only effective for specified periods of time. The indemnification obligations of BAMKO and its shareholders are secured, in part, by an escrow of a portion of the cash purchase price.

In connection with the transaction, the Company entered into various related agreements, including a restricted stock agreement and registration rights agreement providing for piggy-back registration rights.

Credit Facilities

Concurrently with the closing of the acquisition described above, the Company renewed and increased its revolving credit facility with Fifth Third Bank from $15 million to $20 million and refinanced its existing term loan with a new $45 million term loan with Fifth Third Bank (collectively, the “Credit Facilities”), pursuant to the Third Amended and Restated Credit Agreement, dated March 8, 2016 (the “Credit Agreement”), by and among Fifth Third Bank, the Company and certain of the Company’s subsidiaries, including Prime. The Credit Facilities carry five year terms and a variable interest rate of LIBOR plus 0.85%. The Credit Facilities require the Company to comply with customary negative covenants, including those governing indebtedness, liens, fundamental changes, investments, restricted payments, and sales of assets.

The Credit Facilities require the Company to comply with (a) a fixed charge coverage ratio of at least 1.25 to one; (b) a senior funded debt to EBITDA ratio not to exceed 3.50 to one; and (c) a funded debt to EBITDA ratio not to exceed 4.0 to one. The Credit Facilities are secured by substantially all of the operating assets of the Company as collateral (including the BAMKO assets acquired pursuant to the transaction described above), and the Company’s obligations under the Credit Facilities are guaranteed by all of its domestic subsidiaries, including Prime. The Company’s obligations under the Credit Facilities are subject to acceleration upon the occurrence of an event of default as defined in the Credit Facilities.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in the Company’s business and anticipated changes and developments in its industry. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. Risk factors that could cause actual results to differ materially from those expressed or implied in the Company’s forward-looking statements are discussed in its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this report is based only on information currently available to the Company and speaks only as of the date on which it is made. You should not rely on the statement as representing our views in the future. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above under the section titled “BAMKO, Inc. Acquisition,” on March 8, 2016, Prime, a wholly-owned subsidiary of the Company, acquired substantially all of the assets of BAMKO pursuant to the Purchase Agreement.

The terms of the acquisition disclosed in Item 1.01 are incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above under the section titled “Credit Facilities,” on March 8, 2016, the Company renewed and increased its revolving credit facility from $15 million to $20 million and refinanced its existing term loan with a new $45 million term loan with Fifth Third Bank, the Company’s existing lender.

The terms of the Credit Facilities disclosed in Item 1.01 are incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

As described in Item 1.01 above under the section titled “BAMKO, Inc. Acquisition,” on March 8, 2016, Prime, a wholly-owned subsidiary of the Company, acquired substantially all of the assets of BAMKO pursuant to the Purchase Agreement. The purchase consideration included the issuance of 323,844 shares of the Company’s common stock, of which 176,642 are subject to vesting. The terms of the share issuance disclosed in Item 1.01 are incorporated herein by reference.

The Company issued the shares pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01.     Regulation FD Disclosure.

On March 8, 2016, the Company issued a press release announcing the above transactions, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)            Exhibits:

99.1          Press Release, dated as of March 8, 2016, issued by Superior Uniform Group, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: March 8, 2016	By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Chief Operating Officer, Chief Financial Officer and Treasurer